

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Consolidated
Balance Sheets as of June 30, 1996 and the Consolidated Statements of Operations
for the six months ended June 30, 1996 as qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   JUN-30-1996
<CASH>                                           12,999
<SECURITIES>                                          0
<RECEIVABLES>                                   172,183
<ALLOWANCES>                                          0
<INVENTORY>                                      13,046
<CURRENT-ASSETS>                                319,491 <F1>
<PP&E>                                           34,811
<DEPRECIATION>                                  (23,324)
<TOTAL-ASSETS>                                  530,477 <F2>
<CURRENT-LIABILITIES>                           268,972
<BONDS>                                          92,941
<PREFERRED-MANDATORY>                               100
<PREFERRED>                                           0
<COMMON>                                          4,985
<OTHER-SE>                                            0
<TOTAL-LIABILITY-AND-EQUITY>                    530,477 <F3>
<SALES>                                               0
<TOTAL-REVENUES>                                586,521
<CGS>                                                 0
<TOTAL-COSTS>                                  (561,060)
<OTHER-EXPENSES>                                   (369)
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                               (4,475)
<INCOME-PRETAX>                                   3,961 <F4>
<INCOME-TAX>                                        450
<INCOME-CONTINUING>                               3,511
<DISCONTINUED>                                        0
<EXTRAORDINARY>                                       0
<CHANGES>                                             0
<NET-INCOME>                                      3,511
<EPS-PRIMARY>                                       .51
<EPS-DILUTED>                                         0

<F1> Includes Equity in Construction Joint Ventures of $64,510, Unbilled Work of
$36,444, and Other Short-Term Assets of $20,309, not currently reflected in this tag list.

<F2>  Inclues  investments  in and advances to Real Estate Joint
     Ventures of $151,088, Land Held for Sale of Development of $41,237, and Other Long-Term Assets of $7,174 not currently reflected in this tag list.

<F3> Includes Deferred Income Taxes and Other  Liabilities of $55,494,  Minority
     Interest of $2,919, Paid-In Surplus of $56,762, Retained Earnings of $53,018, ESOT Related Obligations of $(3,976), and Treasury Stock of $(2,231).

<F4> Includes  General,  Administrative  and Selling  Expenses  of $16,656,  not
     currently reflected on this tag list.

